RealPage Amends Credit Facility

CARROLLTON, Texas, Dec. 22, 2011 /PRNewswire/ -- RealPage, Inc. (NASDAQ: RP), a leading provider of on-demand software and software-enabled services to the rental housing industry, today announced that it has amended its credit facility (the "Amended Credit Facility"). The Amended Credit Facility provides a revolving line of credit up to $150.0 million, matures on December 30, 2015 and converts the Company's outstanding term debt of $57.9 million into revolving loans. The Amended Credit Facility provides RealPage approximately $92.1 million of unused borrowing capacity as of the amendment date.

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The interest rates on the Amended Credit Facility vary depending on defined senior leverage ratios and range from LIBOR plus 2.5% to LIBOR plus 3.0%. For further detailed information on the terms and conditions of the Amended Credit Facility, please reference the Company's Form 8-K, which the Company will file with the Securities and Exchange Commission on or before December 29, 2011.

Tim Barker, chief financial officer and treasurer, said, "This amendment expands our banking relationships and provides continued financial flexibility in executing our growth strategy."

Lenders participating in the Amended Credit Facility include Wells Fargo Capital Finance, LLC, which will serve as the administrative agent, Comerica Bank, JP Morgan Chase Bank, N.A. and Bank of America, N.A.

About RealPage

Located in Carrollton, Texas, a suburb of Dallas, RealPage provides on demand (also referred to as "Software-as-a-Service" or "SaaS") products and services to apartment communities and single family rentals across the United States. Its on demand product lines include OneSite® property management systems that automate the leasing, renting, management, and accounting of conventional, affordable, tax credit, student living, senior living and military housing properties; LeaseStar™ expert managed marketing that enables owners to originate, syndicate, manage and capture leads more effectively and at less overall cost; YieldStar® asset optimization systems that enable owners and managers to optimize rents to achieve the overall highest yield, or combination of rent and occupancy, at each property; Velocity™ billing and utility management services that increase collections and reduce delinquencies; LeasingDesk® risk mitigation systems that are designed to reduce a community's exposure to risk and liability; OpsTechnology® spend management systems that help owners manage and control operating expenses; and Compliance Depot™ vendor management and qualification services to assist a community in managing its compliance vendor program. Supporting this family of SaaS products is a suite of shared cloud services including electronic payments, document management, decision support and learning. RealPage's MyNewPlace® subsidiary is one of the nation's largest apartment and home rental websites, offering apartment owners and managers qualified, prospective residents through subscription, pay-per-lead and LeaseMatch pay-per-lease programs. Through its Propertyware subsidiary, RealPage also provides software and services to single-family rentals and low density, centrally-managed multifamily housing. For more information, call 1-87-REALPAGE or visit www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking" statements relating to RealPage, Inc.'s expected, possible or assumed future results of operations and potential growth and plans, management, branding and profit margins of MyNewPlace as well as market performance, opportunities and developments. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as "expects," "believes," "plans" or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in customer cancellations; (c) the inability to increase sales to existing customers and to attract new customers; (d) RealPage, Inc.'s failure to integrate acquired businesses and any future acquisitions successfully; (e) the timing and success of new product introductions by RealPage, Inc. or its competitors; (f) changes in RealPage, Inc.'s pricing policies or those of its competitors; (g) litigation; and (h) such other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission ("SEC"), including RealPage's Form 10-Q previously filed with the SEC on November 8, 2011. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law.

CONTACT: Investor Relations, Rhett Butler of RealPage, Inc., +1-972-820-3773, rhett.butler@realpage.com